SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.   )

    Filed by the Registrant [X]
    Filed by a Party other than the Registrant [ ]

    Check the appropriate box:

    [ ]  Preliminary Proxy Statement       [ ]  Confidential, for Use of
    [ ]  Definitive Proxy Statement                the Commission Only
    [X]  Definitive Additional Materials
    [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       COMMERCIAL FEDERAL CORPORATION
    ...........................................................................
              (Name of Registrant as Specified in Its Charter)

                                     N/A
    ...........................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

    Payment of Filing Fee (Check the appropriate box):

    [ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
         1) Title of each class of securities to which transaction applies:

         2) Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         4)   Proposed maximum aggregate value of transaction:

         5)   Total fee paid:

    [ ]  Fee paid previously with preliminary materials.
    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)   Amount Previously Paid:

         2)   Form, Schedule or Registration Statement No.:

         3)   Filing Party:

         4)   Date Filed:





                  [Letterhead of Commercial Federal Corporation]



         November 17, 1995


         Dear Fellow Stockholder:

         It has come to our attention that there is some confusion as to whether or not, and how, a stockholder may split his or her vote between the nominees of Commercial Federal Corporation ("CFC") for director and those of CAI Corporation ("CAI").

         We have confirmed with our counsel and the independent inspectors of election, CT Corporation System, that stockholders may split their votes between nominees of CFC and CAI on CFC's white proxy card in connection with the election of directors at the annual meeting of stockholders to be held on November 21, 1995. Stockholders may do so by crossing out the name of any of the CFC nominees on the white proxy card, writing the names of one or more CAI nominees in place thereof, and indicating thereon either the exact number of shares to be voted for each nominee or otherwise that such stockholder withholds from the proxies discretion to cumulate votes.

         The statements contained in the CAI proxy materials and the report prepared by Institutional Shareholder Services indicating that stockholders may not split their vote between CFC's and CAI's nominees is simply incorrect as a matter of law and fact.

         Your vote is important to us. If you need any assistance in correctly completing your white proxy card so as to insure that your shares are voted as you desire, please call D.F. King & Co., Inc. at toll-free 1-800-714-3310.

         Sincerely,

         /s/ William A. Fitzgerald

         William A. Fitzgerald
         Chairman of the Board and
         Chief Executive Officer





                      [Letterhead of D.F. King & Co., Inc.]



                                            November 17, 1995


         Re:  Commercial Federal Corporation


         Dear Commercial Federal Stockholder:

         It has come to our attention that there is some confusion as to whether or not, and how, a stockholder may split his or her vote between the nominees of Commercial Federal Corporation ("CFC") for director and those of CAI Corporation ("CAI").

         We have confirmed with Commercial Federal's counsel and the independent inspectors of election, CT Corporation System, that stockholders may split their votes between nominees of CFC and CAI on CFC's white proxy card in connection with the election of directors at the annual meeting of stockholders to be held on November 21, 1995. Stockholders may do so by crossing out the name of any of the CFC nominees on the white proxy card, writing the names of one or more CAI nominees in place thereof, and indicating thereon either the exact number of shares to be voted for each nominee or otherwise that such stockholder withholds from the proxies discretion to cumulate votes.

         The statements contained in the CAI proxy materials and the report prepared by Institutional Shareholder Services indicating that stockholders may not split their vote between CFC's and CAI's nominees is simply incorrect as a matter of law and fact.

         Your vote is important to us. If you need any assistance in correctly completing your white proxy card so as to insure that your shares are voted as you desire, please call the undersigned at (212) 493-6966.

                                            Sincerely,

                                            /s/ Walter A. Denby

                                            Walter A. Denby
                                            Senior Vice President